SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

                        Date of Report: December 23, 1997

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                           Telco Communications, Inc.

                        formerly Cody Capital Corporation

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    Colorado                     33-1933 3-D                  84-1073083
(Incorporation)              (Commission Number)             (IRS Number)


4 Normandy Drive, Kenner LA                                     70065
(Address of principal executive offices)                     (Zip Code)

     Telephone number: (504) 466-7004
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                     Item 1. Change of Control of Registrant

                                      None.


                  Item 2. Acquisition or Disposition of Assets

                                      None.


                       Item 3. Bankruptcy or Receivership

                                      None.


              Item 4. Changes in Registrant's Certifying Accountant

     TODD CHISHOLM of Crouch, Beirwolf & Chisholm, 50 West Broadway Suite 1130, Salt Lake City UT 84101, was reported erroneously as the new independent auditor of the Issuer. In fact Mr. Chisholm was not consulted and not retained. The new independent auditor of the Issuer is FRANK CHOVANETZ and Green & McElreath, Certified Public Accounts, 700 Louisiana, Suite 5200, Houston TX 77002-2733. There has been no disagreement of any kind or sort regarding any issue arising from any item of any audit or with respect to any auditor or auditor candidate. This issuer presently enjoys no assets or liabilities and is subject to no litigation, claims, enforcements or proceedings.


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                              Item 5. Other Events

     That certain plan previously reported to move the issuer to Delaware by merger with Solar Energy Limited has been abandoned and will not take place. Solar Energy (the Corporation into which this Company was considering merger) had acquired an assignment, in principle only, of an agreement (entitled "Offer to Purchase" dated June 23, 1997) to acquire Hydro-Air Technologies, Inc., a company which has developed certain intellectual property rights. This issuer has no continuing relationship or prospect to form any business combination with Hydro-Air. Accordingly, the management of this Issuer will now resume its search for profitable opportunities for its shareholders

                    Item 6. Changes of Registrant's Directors

                                      None.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

December 23, 1997

                           Telco Communications, Inc.

                        formerly Cody Capital Corporation

                                       by



                                 /s/ William Stocker
                                 William Stocker
                                 SPECIAL COUNSEL

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